EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of K-2 Digital, Inc. on Form 10-KSB for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned in his capacity as an officer of K-2 Digital, Inc., certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition, result of operations and cash flows of K-2 Digital Inc. for the periods presented in the report.

Date: April 15, 2005

                          /s/ GARY W. BROWN
                          ---------------------------
                          GARY W. BROWN
                          CHIEF EXECUTIVE OFFICER
                          PRINCIPAL FINANCIAL OFFICER